Exhibit 11.1 Statement Re: Computation of Per-Share Earnings

                                                                    Three Months Ended               Nine Months Ended
                                                                         March 31,                       March 31,
                                                                    1997             1996            1997            1996
                                                                    ----             ----            ----            ----
    Primary
        Average common shares outstanding                          9,194,308        7,344,287      9,159,335       7,233,789
        Net effect of dilutive options and warrants-
           based on treasury stock method (or modified
           treasury method if applicable) using average
           market price                                                               596,274        876,205

                                                                 -----------------------------------------------------------
                                                                   9,194,308        7,940,561     10,035,540       7,233,789
                                                                 -----------------------------------------------------------

        Net Loss (income)                                        $(1,035,984)   $     394,592    $ 1,369,421     $(6,472,234)
                                                                 -----------------------------------------------------------

        Per Share amount                                         $     (0.11)   $        0.05    $      0.14     $     (0.89)
                                                                 -----------------------------------------------------------
    Fully Diluted
        Average common shares outstanding                          9,194,308        7,344,287      9,159,335       7,233,789
        Net effect of dilutive options and warrants-
           based on treasury stock method (or modified treasury
            method if applicable) using year-end market price                         717,372        872,653
                                                                 ------------------------------------------------------------


                                                                   9,194,308        8,111,654     10,131,988       7,233,789
                                                                 ------------------------------------------------------------

        Net (Loss) income                                        $(1,035,984)   $     394,592    $ 1,369,421     $(6,472,234)
                                                                 ------------------------------------------------------------

        Per Share amount                                         $     (0.11)   $        0.05    $      0.14     $     (0.89)
                                                                 ------------------------------------------------------------




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